Exhibit 99.(a)(1)(C)

HOME E MAIL CONTACT US LOG OUT

Need Help? Call the Pricewaterhouse Coopers LLP

hotline at: (408)817-1207 if calling from CA

(800)434-2234 if calling from outside CA

EMAIL: 409A-admin@verisign.com

Election Info Make An Election

Welcome to the VeriSign, Inc. Stock Options Tender Offer website

Please enter your Employee ID and Password [last four digits of your Social Security Number]

If you have misplaced or did not receive your Employee ID, click here

Employee ID: (Case Sensitive)

Password : (Case Sensitive)

ENTER